TECH/OPS SEVCON, INC.
                          40 North Avenue
                   Burlington, Massachusetts 01803


                                               December 19, 2001

BY DIRECT TRANSMISSION
-----------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

           Re:    Tech/Ops Sevcon, Inc.
                  Definitive Proxy Material

     Pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 and Rule 101(a)(1)(iii) of Regulation S-T, Tech/Ops Sevcon, Inc. hereby files by direct transmission a definitive copy of the proxy statement and form of proxy for its 2001 Annual Meeting of Stockholders. In accordance with the Note to Rule 14a-4(a)(3), the form of proxy is filed as Appendix A to the proxy statement. It is expected that the definitive proxy state-ment and proxy will be sent to stockholders on or about December 28, 2001.

                                         Yours very truly,

                                     /s/ Paul A. McPartlin
                                         -----------------
                                         Paul A. McPartlin
                                             Treasurer



cc: David R. Pokross, Jr., Esq.
    American Stock Exchange (3 copies)


























                        SCHEDULE 14A
                       (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

     Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant  [X]

Check the Appropriate Box

[X] Definitive Proxy Statement




                      Tech/Ops Sevcon, Inc.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.







































                         TECH/OPS SEVCON, INC.

           40 NORTH AVENUE, BURLINGTON, MASSACHUSETTS 01803
                       TELEPHONE (781) 229-7896

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the annual meeting of the stockholders of Tech/Ops Sevcon, Inc., a Delaware corporation, will be held at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 5:00 p.m. on Tuesday, January 22, 2002 for the following purposes:

1. To elect two directors to hold office for a term of three years.

2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on December 6, 2001 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                 By order of the Board of Directors,

                                         DAVID R. POKROSS, JR.
                                             Secretary



Dated  December 28, 2001



























                           PROXY STATEMENT

                  APPROXIMATE DATE OF MAILING:  DECEMBER 28, 2001

             INFORMATION CONCERNING THE PROXY SOLICITATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Tech/Ops Sevcon, Inc. (the "Company") for use at the annual meeting of stockholders of the Company to be held on January 22, 2002 at 5:00 p.m. at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, or any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to beneficial owners.

     On December 6, 2001, the Company had outstanding 3,109,620 shares of Common Stock, $.10 par value, which is its only class of voting stock. Stockholders of record at the close of business on December 6, 2001 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors.


                  BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table provides information as to the ownership of the Company's Common Stock as of December 6, 2001 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) the executive officers named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors is shown in the table on pages 3 and 4 below.

                                                     Amount
      Name and Address                            Beneficially        Percent
     of Beneficial Owner                            Owned (1)         of Class

Dr. Marvin G. Schorr.............................  356,278 (2)          11.5%
  330 Beacon Street
  Boston, MA 02116

Bernard F. Start.................................  234,477 (2)           7.5%
  Dotland Grange
  Hexham, NE46 2JY, United Kingdom

Dimensional Fund Advisors, Inc...................  169,900 (3)           5.5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Wellington Management Company, LLP...............  272,600 (4)           8.8%
  75 State Street
  Boston, MA 02109

Matthew Boyle.....................................  21,400 (5)            #
  Tech/Ops Sevcon, Inc.
  40 North Avenue
  Burlington, MA 01803

All current executive officers and
  directors as a group (7 persons)...............  792,360 (7)          25.1%

      #   Less than 1%

     (1) Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed.

     (2) Includes 2,000 shares subject to stock options exercisable within sixty days.

     (3) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 4, 2001.

     (4) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. Wellington
    Management Company, LLP, stated that it had shared voting power over 157,000 shares and no sole voting power and shared investment power over 272,600 shares

     (5) Includes 20,000 shares subject to stock options exercisable within sixty days.

     (6) Includes 12,000 shares subject to stock options exercisable within sixty days.

     (7) Includes 42,000 shares subject to stock options exercisable within sixty days.


                        ELECTION OF DIRECTORS

     The Company's Board of Directors has fixed the number of directors at six, effective at the annual meeting. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The terms of two of the Company's current directors, Matthew Boyle and C. Vincent Vappi, expire at the annual meeting. Mr. Boyle and Mr. Vappi are the Board's nominees for re-election to three-year terms by the stockholders at the annual meeting. The Company is not presently aware of any reason that would prevent any nominee from serving as a director if he is elected. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

     Pursuant to the Company's by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and will not affect the outcome of the election. A "broker non-vote" occurs when a broker holding a customer's shares indicates on the proxy that the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter.

     The following table contains information on the two nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.



                                                      Has Been     No. of
                                                     a Director    Common
                                                       of the      Shares
                                                      Company  of the Company
                                                      or its       Owned
                              Business Experience    Predeces- Beneficially on
                                  During Past           sor      December 6,
                      Term       Five Years and      Tech/Ops,       2001
    Name             Expires  Other Directorships      Inc.      and Percent
                                                      Since      of Class (1)

* Matthew Boyle (4)    2002  President and Chief       1997         21,400
  Age - 39                   Executive Officer of                     (#)
                             the Company since                        (2)
                             November 1997. Vice
                             President and Chief
                             Operating Officer of
                             the Company from
                             November 1996 to
                             November 1997.

Paul B. Rosenberg      2003 Former Treasurer of the    1988         86,480
              (4)(5)        Company. He is a director               (2.8%)
  Age - 69                  of Landauer, Inc., Glenwood,             (3)
                            Illinois, a provider of
                            personnel dosimetry services.

Dr. Marvin G. Schorr   2004 Chairman of the Company's  1951        356,278
              (4)(6)        Board of Directors since               (11.5%)
  Age - 76                  January 1988. Previously                 (3)
                            Chairman of the Board of
                            Directors and President of
                            Tech/Ops, Inc., the
                            Company's predecessor. Dr.
                            Schorr is Chairman of
                            Helix Technology Corporation,
                            Mansfield, Mass., a manu-
                            facturer of cryogenic
                            equipment.

Bernard F. Start       2003 Vice-Chairman of the Board  1988       234,477
  Age - 63                  since November 1997.                    (7.5%)
                            President and Chief                      (3)
                            Executive Officer of the
                            Company from January 1988
                            to November 1997.

David R. A. Steadman   2004 President of Atlantic      1997         5,000
               (5)(6)       Management Associates,                  ( # )
  Age - 64                  Inc., a management                       (3)
                            services firm, since 1988.
                            Chairman of Brookwood
                            Companies Incorporated,
                            a director of Aavid Thermal
                            Technologies, Inc., a manu-
                            facturer of thermal manage-
                            ment products and a director
                            of several privately held
                            companies.





* C. Vincent Vappi     2002 Until May 1991, Chairman   1971         10,150
          (5)(6)            and Chief Executive                     ( # )
  Age - 75                  Officer of Vappi & Company,              (3)
                            Inc., Cambridge, Mass., a
                            general building contractor.


     (#)     Less than 1%

     (1) Unless otherwise indicated, each director has sole voting and investment power with respect to the shares listed.

     (2) Includes 20,000 shares subject to stock options exercisable within sixty days.

     (3) Includes 2,000 shares subject to stock options exercisable within sixty days.

     (4)     Member of the Executive Committee.

     (5)     Member of the Audit Committee.

     (6)     Member of the Compensation Committee.

     During the fiscal year ended September 30, 2001, the Board of Directors held a total of six meetings. All directors attended more than 75% of the total number of meetings of the Board of Directors and all committees of the Board on which the director served.

Committees of the Board

     The Board of Directors has an Audit Committee and a Compensation Committee and does not have a Nominating Committee.

     Audit Committee. The Audit Committee, which met twice during the fiscal year ended September 30, 2001, is composed of three directors each of whom is independent as defined by applicable American Stock Exchange listing standards. The Committee selects and evaluates the Company's independent auditors, reviews the audited financial statements and discusses the adequacy of the Company's internal controls with management and the auditors. The Committee operates under a written charter adopted by the Board.

     Compensation Committee. The Compensation Committee, which met once during the fiscal year ended September 30, 2001, reviews and recommends to the Board the annual salary, bonus, stock options and other benefits of the senior executives. The Committee also administers the Company's Equity Incentive Plan.


Director Compensation

     Directors of the Company (except Mr. Boyle) are each paid $14,500 a year for their services. The Chairmen of the Audit Committee (Mr. Rosenberg in 2001) and Compensation Committee (Mr. Steadman in 2001), each receive an additional $1,000 a year. In addition, a company controlled by Mr Steadman received $9,000 in fees, plus out-of-pocket expense reimbursement, for overseas management consulting services provided to the Company during fiscal 2001.

     Under the Company's 1998 Director Stock Option Plan, on January 28, 1998, Messrs. Rosenberg, Schorr, Start, Steadman and Vappi were each granted an option for 5,000 shares of Common Stock at a price of $15.1875 per share, the fair market value of the Common Stock at that date. All of the director options will expire 90 days after the tenth anniversary of the date of grant and will become exercisable in equal 500 share amounts on each of the first ten anniversaries of the date of grant. All outstanding options issued under the Plan become immediately exercisable in full in the event of a "Change in Control" of the Company (as defined in the Plan).


                             EXECUTIVE COMPENSATION

     The following tables provide information for the last three fiscal years concerning the compensation of the only executive officer of the Company whose total compensation exceeded $100,000 in the most recent fiscal year, and the value of unexercised stock options held by him at the end of such years.


Summary Compensation Table

                                                                 Long-Term
Name and Principal    Fiscal  Annual Compensation               Compensation
Position               Year                                        Awards
                                                   Other Annual  Securities
                              Salary       Bonus  Compensation  Underlying
                                                        (a)        Options

Matthew Boyle........  2001   $182,750  $    -           -            -
  President and Chief  2000   $172,500  $ 17,500         -         10,000
    Executive Officer  1999   $157,500  $    -           -            -


Option Grants in Last Fiscal Year

     No stock options were granted to the named executive officer of the Company during the fiscal year ended September 30, 2001:

Fiscal Year-End Option Values

                                 Number of
                                 Securities
                                 Underlying              Value of
                                Unexercised             Unexercised
                                 Options           In-the-Money Options
                                At 9/30/2001          at 9/30/2001 (a)
                                Exercisable/            Exercisable/
  Name                          Unexercisable           Unexercisable

Matthew Boyle.................  15,000/35,000          $     -/$    -

(a) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on September 30, 2001, which closing price was $8.40 per share.

     No named executive officer of the Company exercised any stock options during the last fiscal year.

Retirement Plan

Mr. Boyle participates in the Company's U.K. Retirement Plan, a defined benefit plan, under which benefits at age 65 are based upon 1/60th of final U.K. - base salary (as defined) for each year of service, subject to a maximum of 2/3rds of final U.K. - based base salary. A spouse's pension of 50% of the employee's pension is payable beginning at the death of the employee either before or during retirement. Pension payments escalate by at least 3% per year, compounded, and at a higher rate in certain circumstances. The employee contributes 4% of base salary, with the balance of the cost being met by the Company.

     The following table sets forth information concerning the annual benefits payable to the employees pursuant to the U.K. Retirement Plan upon retirement at age 65 for specified compensation levels and years of service classifications. Benefits under the U.K. Retirement Plan are computed solely on the U.K. base salary of participants, exclusive of bonuses, incentive and other compensation, and are not reduced on account of U.K. Social Security entitlement.

                          U.K. Retirement Plan Table

   Average Annual Earnings            Estimated Annual Pension Based on
          on which                       Years of Service Indicated
         Retirement
     Benefits are Based          15 years    20 years    25 years    30 years
        $  100,000              $  25,000   $  33,400   $  41,700   $  50,000
           125,000                 31,300      41,700      52,100      62,500
           150,000                 37,500      50,000      62,500      75,000
           175,000                 43,800      58,300      72,900      87,500
           200,000                 50,000      66,700      83,300     100,000
           225,000                 56,300      75,000      93,800     112,500
           250,000                 62,500      83,300     104,200     125,000
           275,000                 68,800      91,700     114,600     137,500
           300,000                 75,000     100,000     125,000     150,000

Credited years of service at September 30, 2000 were 5 for Mr. Boyle. The compensation of Mr. Boyle is entirely U.K. based.


                        COMPENSATION COMMITTEE REPORT

     The Company's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three independent directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company, and also reviews and determines the base salary and incentive compensation of the executive officers, as well as stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors, which, excluding employee directors, approves the actions of the Committee. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel, as well as management structure and organization. The Committee administers the Company's Equity Incentive Plan.

     The Company believes that stock options are an important incentive to motivate executive officers and other key employees for improved long-term performance of the Company. The Company considers stock ownership, options currently held and options previously granted when granting options although there are no specific levels of ownership for such grants. No options were granted in fiscal 2001 because, taking into account the Company's performance, outstanding options were considered adequate.

      The Committee believes that the combination of salary and incentive compensation is the best method for compensating its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance. Management salaries are determined based upon individual performance, level of responsibility and experience. The Committee reviews these salaries annually and measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of a group of peer companies. The Committee believes that the salaries of the Company's executive officers are in the mid-range of these surveys. The peer companies are generally of about the same size as the Company and are in technical, rather than consumer or distribution fields. The Company believes that its competitors for executive talent are not necessarily companies which engage in the same business as the Company and, therefore, the companies used for comparative compensation purposes differ from the companies included in the Industrial Controls Industry Index.

       The recommended base salary and incentive compensation award for the President is determined each year by the Committee based upon its subjective assessment of the overall financial performance of the Company and the performance of the President relative to corporate objectives and other factors. Mr. Boyle's base salary during fiscal 2001 increased to $185,000, up 5% from the prior year. The increase was consistent with the general increase in salaries of the Company's employees. In November 2001 Mr Boyle was granted options to purchase 10,000 shares of common stock in lieu of a bonus for performance in fiscal 2001.

                                       Members of the Compensation Committee

                                               Marvin G. Schorr
                                               David R. A. Steadman, Chairman
                                               C. Vincent Vappi





                            PERFORMANCE GRAPH

     The following graph compares the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Market Value Index, and in the Media General Industrial Controls Sector Index during the period from September 30, 1996 through September 30, 2001.

                                         Value of Investment at September 30,
                                       1996   1997   1998   1999   2000   2001
Tech/Ops Sevcon, Inc.                   100     72     97     67     80     66
AMEX Market Value Index                 100    182    130    143    160    215
Media General Industrial Controls
  Sector Index                          100    122    106    124    148     81

     Assume $100 invested on September 30, 1996 in each of the Company's Stock, the AMEX Market Value Index, and the Media General Industrial Controls Sector Index.


                            AUDIT COMMITTEE REPORT

     In the course of its oversight of the Company's financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended September 30, 2001, (ii) discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Accounting Standard No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Arthur Andersen LLP its independence.




     Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission.

                                           Members of the Audit Committee

                                           Paul B. Rosenberg, Chairman
                                           David R. A. Steadman
                                           C. Vincent Vappi


                                AUDITORS

     Arthur Andersen LLP, 225 Franklin Street, Boston, Massachusetts, has served as auditors for the Company and its predecessor Tech/Ops, Inc. since the latter was formed, and upon recommendation of the Audit Committee, has been appointed as auditors for the current year. Representatives of Arthur Andersen LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.



         DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the annual meeting in 2003, it must be received by the Company at 40 North Avenue, Burlington, Massachusetts 01803, Attention:
Treasurer, no later than August 30, 2002.


                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting, except that if notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.


                           OTHER BUSINESS

     The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.


Dated  December 28, 2001




(FORM OF PROXY CARD)                            Appendix A

                       TECH/OPS SEVCON, INC.

Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held January 22, 2002

     The undersigned appoints Marvin G. Schorr, Paul A. McPartlin and David R. Pokross, Jr. and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of Tech/Ops Sevcon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held January 22, 2002 at the offices of Palmer & Dodge, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts at 5:00 p. m. and at any adjournments thereof.

         Please complete, sign and date on reverse side and mail in enclosed envelope

------------------------------------------------------------------
_____
\    \ Please mark
\  X \ votes as in
\____\ this example

This proxy will be voted FOR both nominees for Director below if no contrary instructions are given. The proxies are authorized to vote in their discretion upon other business that may properly come before the meeting.

1. ELECTION OF DIRECTORS

Nominees for three-year terms:   Boyle, Vappi

For Both      Withheld from
Nominees      both nominees
  \__\           \__\

\__\_______________________
For both nominees except as           MARK HERE FOR ADDRESS
       noted above                   CHANGE AND NOTE AT LEFT
                                                       \___\

      This proxy should be signed by the registered holder. Where stock is registered in the names of more than one person, all such persons should sign. When signing as executors, administrators, trustees, guardians, etc. please indicate your title as such.

             Signature......................  Date.................

             Signature......................  Date.................